UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2004

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

000-50391

(Commission File Number)

Delaware	74-2691412
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3815 South Capital of Texas Highway Building 3, Suite 300 Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

(512) 381-3700

(Registrant’s telephone number, including area code)

Item 5.

Other Events.

On July 27, 2004, SigmaTel, Inc. (“SigmaTel”) issued a press release announcing that its board of directors has authorized SigmaTel to repurchase up to $30 million of its outstanding common stock. SigmaTel may repurchase its common stock from time to time in compliance with the Securities and Exchange Commission’s regulations and other legal requirements, and subject to market conditions and other factors. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. (c	)	Financial Statements and Exhibits. Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 27, 2004, announcing common stock repurchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATEL, INC.

Dated: July 27, 2004	By:	/s/ Ross A. Goolsby
Ross A. Goolsby Vice President of Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

EXHIBIT NO.

99.1	Press Release, dated July 27, 2004, announcing common stock repurchase.